Ex. 10.20

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (“Agreement”) is made and entered into as of _______________________________, by and between Clyra Medical Technologies, Inc., a California corporation (“Clyra”), BioLargo, Inc., a Delaware corporation (“BioLargo”), and _________________________________________________ (“Investor”), with respect to the following:

R E C I T A L S :

A.    Clyra accepted an investment from Investor in its October 2022 Preferred Unit Offering, whereby Investor acquired Units at a price of $310 per Unit, each Unit consisting of Series A Preferred Stock and a stock purchase warrant, as more particularly described on Schedule A.

B.    BioLargo is the founding shareholder of Clyra, and its common stock is traded on the OTCQB Venture Market under the symbol BLGO.

C.    Clyra, BioLargo and Investor enter into this Agreement to allow Investor to exchange its Series A Preferred Shares for BioLargo common stock in accordance with the terms and conditions herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Election to Make Exchange.

(a)    During the period beginning eighteen (18) months after the Offering Closing Date, and ending on the third anniversary of the Offering Closing Date (such period referred to herein as the “Election Period”), Investor may elect to exchange one, some or all of its Series A Preferred Shares for BioLargo common shares as described in Section 2 and in accordance with the terms and conditions herein. Investor may make such election one or more times. Each notice of election (each, an “Election Notice”) must be made in writing in the form of Exhibit A attached hereto, designate the number of Series A Preferred Shares to be exchanged (the “Tendered Shares”), and shall be delivered to BioLargo pursuant to the notice provisions set forth in Section 10 below. The date of delivery of an Election Notice to BioLargo shall be considered the “Election Date”. The term “Offering Closing Date” means the date established by Clyra for the closing of its October 2022 $1,000,000 Preferred Unit Offering, but no later than June 30, 2023. Clyra shall notify Investor of the Offering Closing Date within thirty (30) days thereof.

(b)    Within ten (10) days of receipt of an Election Notice, BioLargo shall return a copy of the Election Notice to Investor setting forth the number of Tendered Shares, the amount of accrued dividend related to the Tendered Shares, the conversion price (as determined pursuant to Section 2(b) below), and the number of shares to be issued in exchange for the Tendered Shares.

(c)    The Investor may convert a number of Series A Preferred Shares up to a maximum current value equal to the Investor’s aggregate original investment. In the event Clyra’s most recent sale of common or preferred stock is more than $310 per share, BioLargo shall determine the maximum number of shares the Investor may tender, as follows: the Investor’s investment amount divided by the current Clyra share price. For example, if the Investor had originally invested $100,000, and Clyra subsequently sold shares for $500 per share, the investor may tender a maximum of 200 Series A Preferred Shares. The accrued dividend converted to BioLargo shares would be based on 200 shares, not 322 shares.

2.    Exchange of Shares.

(a)    Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) Investor will sell, convey, transfer and assign to BioLargo, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and BioLargo will purchase and accept from Investor the Tendered Shares, as adjusted, and (ii) in exchange for the transfer of such securities by Investor, BioLargo will sell, convey, transfer and assign to Investor, and Investor will purchase and accept from BioLargo, newly-issued shares of common stock of BioLargo, par value $0.00067 (such exchange referred to herein as the “Exchange”), in an amount as determined in accordance with subsection (b) below.

(b)    Issuance. BioLargo shall issue to the number of shares of its common stock (the “BioLargo Shares”) equal to the sum of (i) the current value of the Tendered Shares and (ii) the accrued dividend related to the Tendered Shares, divided by a “conversion price” to be determined as of the Election Date, rounded to the nearest whole share. For the purposes of the foregoing, “Conversion Price” shall equal a twenty percent (20%) discount to the volume weighted average price of BioLargo common stock on the OTCQB for the thirty (30) trading days preceding the Election Date. The volume weighted average price shall be determined in accordance with the data provided by OTC Markets Group Inc. (or other exchange if BLGO is then-traded on another exchange). For example, if the current value of the Tendered Shares is $100,000, the accrued dividend related to the Tendered Shares is $20,000, and the conversion price is $0.50, BioLargo shall issue 240,000 shares.

(c)    Closing. The closing of the Exchange shall occur on a date within 30 days of the Election Date, as determined by BioLargo (the “Closing”). The Closing will take place at 10:00 a.m. Pacific Time at the offices of BioLargo, 14921 Chestnut Street, Westminster, California 92683, or at such other date, time and place or manner as may be agreed upon by the parties.

3.    Restrictions on Sale of BioLargo Shares.

(a)    During the period beginning on the date of Closing and ending on the date that Investor is no longer the record or beneficial owner of any of the BioLargo Shares, during any on trading day, Investor shall not sell more BioLargo Shares than the number equal to five percent (5%) of the average of the daily volume of Biolargo common stock traded on the OTCQB (or exchange, if applicable) of the five trading days preceding the date of sale, without the prior written consent of the Company, which may be given or withheld in the Company’s sole discretion.

(b)    Beneficial Ownership. If the Investor shall or would receive shares of BioLargo common stock in accordance with an Election Notice so that the Investor would, together with other shares of BioLargo common stock held by it or its affiliates, own or beneficially own by virtue of such action or receipt of additional shares of BioLargo common stock a number of shares exceeding 4.99% of the number of shares of BioLargo common stock outstanding on such date (the “Maximum Percentage”), BioLargo shall not be obligated and shall not issue to the Investor shares of BioLargo common stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of BioLargo common stock by the Investor. Upon delivery of a written notice to the Company, the Buyer may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Investor and its Affiliates. The limitation contained in this paragraph may not be waived.

4.    Representations and Warranties.

(a)    Representations and Warranties of Investor. Investor hereby represents and warrants to Clyra and Biolargo, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(A)    Authorization; No Restrictions, Consents or Approvals. Investor has the right, power, legal capacity and authority to enter into and perform Investor’s obligations under this Agreement; and no approvals or consents are necessary in connection with it. All of the Series A Preferred Stock owned by Investor are owned free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description.

(B)    Transfer of Tendered Shares. The Series A Preferred Stock tendered for transfer will, at the Closing, be validly transferred to BioLargo free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such shares of Series A Preferred Stock of Clyra shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of shares of Series A Preferred Stock.

(C)    Investment Representations.

(1)    Investor understands that the BioLargo Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, including those under the California Corporations Code. Investor also understands that the BioLargo Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act, and of the California Corporations Code, under Section 25012(f). Investor acknowledges that BioLargo will rely on Investor’s representations, warranties and certifications set forth below for purposes of determining Investor’s suitability as an investor in the BioLargo Shares and for purposes of confirming the availability of the Section 4(2) and/or Regulation D exemption from the registration requirements of the Securities Act, and of the Section 25012(f) exemption under the California Corporations Code.

(2)    Investor has received all the information it considers necessary or appropriate for deciding whether to acquire the BioLargo Shares, including the information filed by BioLargo with the Securities and Exchange Commission, available on the Internet at www.sec.gov. Investor understands the risks involved in an investment in the BioLargo Shares. Investor further represents that Investor has had an opportunity to ask questions and receive answers from BioLargo regarding the terms and conditions of the offering of the BioLargo Shares and the business, properties, prospects, and financial condition of BioLargo and Clyra and to obtain such additional information (to the extent BioLargo or Clyra possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Investor or to which Investor had access. Investor further represents that Investor is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(3)    Investor is acquiring the BioLargo Shares for Investor’s own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the BioLargo Shares.

(4)    Investor understands that the BioLargo Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Investor acknowledges and is aware that the BioLargo Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until Investor has held the security for the applicable holding period under Rule 144.

(5)    Investor acknowledges and agrees that each certificate (or book-entry advice) representing the BioLargo Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(D)    No Reliance. Investor has not relied on and is not relying on any representations, warranties or other assurances regarding BioLargo or Clyra other than the representations and warranties expressly set forth in this Agreement.

(b)    Representations and Warranties of Clyra. Clyra hereby represents and warrants to Investor and BioLargo, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(A)    Organization and Qualification. Clyra is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(B)    Authorization; No Restrictions, Consents or Approvals. Clyra has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by Clyra and constitutes the legal, valid, binding and enforceable obligation of Clyra, enforceable against Clyra in accordance with its terms. The execution and delivery of this Agreement and the consummation by Clyra of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of Clyra or any applicable law relating to Clyra, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which Clyra is bound or to which any property of Clyra is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which Clyra has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of Clyra, (D) constitute an event permitting termination of any material agreement or instrument to which Clyra is a party or by which any property or asset of Clyra is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which Clyra has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which Clyra is a party or by which Clyra may be bound, or result in the violation by Clyra of any laws to which Clyra may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by Clyra of this Agreement or the performance by Clyra of its obligations hereunder.

(c)    Representations and Warranties of BioLargo. BioLargo hereby represents and warrants to Investor and Clyra, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(A)    Organization and Qualification. BioLargo is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(B)    Authorization; No Restrictions, Consents or Approvals. BioLargo has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by BioLargo and constitutes the legal, valid, binding and enforceable obligation of BioLargo, enforceable against BioLargo in accordance with its terms. The execution and delivery of this Agreement and the consummation by BioLargo of the transactions contemplated herein (including the issuance of the BioLargo Shares in exchange for the Tendered Shares) do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of BioLargo or any applicable law relating to BioLargo, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which BioLargo is bound or to which any property of BioLargo is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which BioLargo has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of BioLargo, (D) constitute an event permitting termination of any material agreement or instrument to which BioLargo is a party or by which any property or asset of BioLargo is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which BioLargo has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which BioLargo is a party or by which BioLargo may be bound, or result in the violation by BioLargo of any laws to which BioLargo may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by BioLargo of this Agreement or the performance by BioLargo of its obligations hereunder.

(C)    Issuance of Shares. The BioLargo Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the BioLargo Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of BioLargo Class B common stock.

(D)    Investment Representations

(1)    BioLargo understands that the Tendered Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, including those under the California Corporations Code. BioLargo also understands that the Tendered Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act, and of the California Corporations Code, under Section 25012(f). BioLargo acknowledges that Investor will rely on BioLargo representations, warranties and certifications set forth below for purposes of determining BioLargo suitability as an investor in the Tendered Shares and for purposes of confirming the availability of the Section 4(2) and/or Regulation D exemption from the registration requirements of the Securities Act, and of the Section 25012(f) exemption under the California Corporations Code.

(2)    No Reliance. BioLargo has not relied on and is not relying on any representations, warranties or other assurances regarding Clyra other than the representations and warranties expressly set forth in this Agreement.

5.    Closing.

(a)    Conditions to Investor’s Obligations. The obligations of Investor under this Agreement, (including, without limitation, the obligation to transfer the Tendered Shares in exchange for the BioLargo Shares) shall be subject to satisfaction of the following conditions, unless waived by Investor: (i) Clyra and BioLargo shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Clyra and BioLargo herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii)  BioLargo shall have executed and be prepared to deliver to its transfer agent all documents necessary to issue the BioLargo Shares to Investor, as contemplated by this Agreement; and (iv) Clyra and BioLargo shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Clyra and BioLargo, respectively.

(b)    Conditions to BioLargo’ Obligations. The obligations of BioLargo under this Agreement, (including, without limitation, the obligation to issue the BioLargo Shares in exchange for the transfer by Investor of the Tendered Shares) shall be subject to satisfaction of the following conditions, unless waived by BioLargo: (i) Investor shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Investor herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; and (iii) Investor shall have executed and delivered to BioLargo all documents necessary to transfer the Tendered Shares to BioLargo, as contemplated by this Agreement (including those documents described in Section 4(c)).

(c)    Closing Documents. At the Closing,

(A)    Investor shall deliver to BioLargo, in form and substance reasonably satisfactory to BioLargo, (i) a fully executed and notarized Stock Power transferring the Tendered Shares, in the form attached hereto as Exhibit B, and (ii) a filled out and signed IRS Form W-9;

(B)    BioLargo shall deliver to Investor a Direct Registration Book-Entry Advice (delivered by its transfer agent in normal course following the Closing), representing the issuance of the BioLargo Shares, registered in the name of Investor.

(C)    Clyra shall deliver to BioLargo evidence that the Tendered Shares have been transferred and assigned to BioLargo on the books and records of Clyra.

6.    Survival of Representations and Warranties. None of the representations, warranties and covenants of Investor, Clyra or BioLargo hereto contained in this Agreement shall survive the Closing, except that the representations and warranties contained in Section 3(a)(i), Section 3(b)(i), Section 3(b)(ii), Section 3(b)(iii), Section 3(c)(i), and Section 3(c)(ii) shall survive until the latest date permitted by applicable law. Except as specifically set forth in the preceding sentence, no other representation, warranty or covenant of any party set forth in this Agreement will survive the Closing, and no party will have any rights or remedies after the Closing with respect to any misrepresentation of or inaccuracy in any such representation, warranty or covenant

7.    Releases and Waivers of Investor.  Investor hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which Investor may be entitled under the articles of incorporation, bylaws or other organizational documents of Clyra or BioLargo or under any other agreement or instrument in connection with the Exchange. Except for the BioLargo Shares to be issued in connection with the Exchange, Investor hereby generally, irrevocably, unconditionally and completely waives any and all rights existing as of the date hereof to receive options, depository receipts, warrants, stock appreciation or similar rights to acquire or receive securities in Clyra or BioLargo.

8.    Notices. All notices or other communications required or permitted hereunder (a “Notice”) shall be in writing, and shall be (a) personally delivered, sent by national overnight courier service, or sent by registered or certified mail, first class postage prepaid, return receipt requested, or (b) sent by electronic mail, but only if either (i) at least one recipient of the Notice (or legal counsel if identified below), acknowledges receipt of such transmission by email or (ii) a confirming copy of the Notice is sent by first class mail or one of the methods set forth in clause (a), above, not later than the first business day following transmission. Personally and courier delivered notices shall be deemed given upon actual personal delivery to designated address of the intended recipient. Mailed notices shall be deemed given upon the date of actual receipt as evidenced by the return receipt. Electronically mailed notices shall be deemed given upon the date the email is transmitted if transmitted without indication of delivery failure prior to 5:00 p.m. local time for the sender (and if transmitted without indication of delivery failure after 5:00 p.m. local time for the sender, then delivery will be deemed duly given at 9:00 a.m. local time for the sender on the subsequent business day). Any Notice shall be sent, transmitted or delivered, as applicable, to the applicable parties at the following addresses:

Clyra Medical Technologies, Inc.

14921 Chestnut St.

Westminster, CA 92683

Email: steveh@clyramedical.com

With copy to: John R. Browning

Browning Law Group, APC

18818 Teller Ave, Suite 115

Irvine, CA 92612

Email: john@browninglawgroup.com

BioLargo, Inc.

14921 Chestnut St.

Westminster, CA 92683

Email: dennis.calvert@biolargo.com

With copy to: John R. Browning

Browning Law Group, APC

18818 Teller Ave, Suite 115

Irvine, CA 92612

Email: john@browninglawgroup.com

Investor: at the address set forth on Investor’s subscription agreement, or, if different, the address set forth on the W-9 delivered by Investor to BioLargo and Clyra in accordance with Section 2.

9.    General Provisions.

(a)    Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to the cancellation of the Clyra Shares, and transfer of the BioLargo Shares. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

(b)    Attorneys’ Fees and Costs. In the event that any legal proceeding is brought to enforce or interpret any of the rights or obligations under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

(c)    Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Venue for any legal or equitable action between the Company and Stockholder which relates to this Agreement shall be in the county of Orange.

(d)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the day and year first indicated above.

Clyra Medical Technologies, Inc.

By:

         Steven V. Harrison, President

BioLargo, Inc.

By:

Dennis P. Calvert, President

INVESTOR: ______________________________

By:

Name: ______________________

Title: _______________________

SCHEDULE A

INVESTMENT DETAILS

Investor name: _______________________

Units Purchased:
Purchase Amount:	$
Purchase Date:

EXHIBIT A

FORM OF ELECTION NOTICE

I, the undersigned Investor, hereby tender the following number of shares of Series A Preferred Stock purchased in Clyra Medical Technologies, Inc. October 2022 Preferred Unit Offering for exchange into BioLargo common stock:

Number of “Tendered Shares”: ______________________

Investor name: ______________________________________

Signature: ___________________________

Name, capacity of signatory: _________________________________

FOR BIOLARGO USE ONLY

Total Units originally purchased by Investor:
Original investment amount:	$
Investment date:
Date Election Notice received:
Current share price of Clyra stock:	$
Maximum number of tendered shares:
Tendered Shares (as adjusted for increased price):
Accrued Dividend (of Tendered Shares, as adjusted):	$
Conversion Price:	$
BioLargo Shares to issue in exchange:

CALCULATIONS:

Accrued Dividend shall be calculated in accordance with Clyra’s Amended and Restated Articles of Incorporation and based on the number of Tendered Shares, as adjusted.

Conversion Price is equal to a twenty percent (20%) discount to the average volume weighted average price of BLGO for the thirty (30) trading days preceding the Election Date. The volume weighted average price shall be determined in accordance with the data provided by OTC Markets Group, Inc. (or other exchange if BLGO is then-traded on another exchange).

The number of BioLargo Shares to be exchanged with (issued to) Investor shall be determined based on the following formula: the sum of the Tendered Shares Value and the Accrued Dividend, divided by the Conversion Price, rounded to the nearest whole share. Tendered Shares Value means the number of Tendered Shares, as adjusted, multiplied by the current Clyra share price.

EXHIBIT B

FORM OF IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, I, _______________, do hereby sell, assign and transfer unto BIOLARGO, INC., _______________ shares of Series A Preferred Stock of CLYRA MEDICAL TECHNOLOGIES, INC., a California corporation (the “Corporation”), standing in my name on the books of the Corporation, and do hereby irrevocably constitute and appoint John R. Browning of the Browning Law Group as attorney to transfer said shares on the books of said Corporation, with full power of substitution in the premises.

DATED: ______________